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                                                             EXHIBIT 23.1C

                        CONSENT OF INDEPENDENT AUDITORS

The Trustees

Imperial Credit Capital Trust I:

We consent to the inclusion of our report dated November 12, 1997, with respect to the balance sheet of Imperial Credit Capital Trust I as of September 30, 1997, and the related statements of operations, changes in security holder's equity, and cash flows for the period from June 9, 1997 (inception) through September 30, 1997, which report appears in the Form S-4 of Imperial Credit Industries, Inc. and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                          KPMG Peat Marwick LLP

Los Angeles, California

November 13, 1997